CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated November 18, 2016, relating to the financial statements and financial highlights of Waddell & Reed Advisors Bond Fund, Waddell & Reed Advisors Global Bond Fund, Waddell & Reed Advisors Government Securities Fund, and Waddell & Reed Advisors Municipal Bond Fund, four of the series constituting Waddell & Reed Advisors Funds, appearing in the Annual Report on Form N-CSR of Waddell & Reed Advisors Funds for the year ended September 30, 2016. We also consent to the incorporation by reference in the Statement of Additional Information dated January 31, 2017, which is incorporated into this Registration Statement, of our report dated August 15, 2016, relating to the financial statements and financial highlights of Waddell & Reed Advisors Core Investment Fund, Waddell & Reed Advisors Dividend Opportunities Fund, Waddell & Reed Advisors Energy Fund, Waddell & Reed Advisors Tax-Managed Equity Fund, and Waddell & Reed Advisors Value Fund, five of the series constituting Waddell & Reed Advisors Funds, appearing in the Annual Report on Form N-CSR of the Waddell & Reed Advisors Funds for the year ended June 30, 2016. We also consent to the references to us under the headings “Other Service Providers,” “Appendix A – Agreement and Plan of Reorganization,” and “Appendix B—Financial Highlights” in the Combined Prospectus and Information Statement, which is part of such Registration Statement, and to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectuses dated October 31, 2016 and January 31, 2017, and “Custodial and Auditing Services” and “Financial Statements” in the Statement of Additional Information dated January 31, 2017, which are incorporated by reference and are a part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Kansas City, Missouri
July 31, 2017